                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                            __________________________


                                    FORM 8-K/A

                                    AMENDMENT
                                    NO. 1 TO

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            __________________________



 Date of Report (Date of earliest event reported) July 26, 1996 (June 27, 1996)
                                                  -----------------------------

                               HEXCEL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                    94-1109521
- ---------------------------------                  -------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)



                                     1-8472
                            ------------------------
                            (Commission File Number)

Two Stamford Plaza
281 Tresser Blvd., 16th Floor
Stamford, CT                                           06901-3238
- -----------------------------                          ----------
(Address of principal                                  (Zip Code)
 executive offices)

Registrant's telephone number, including area code (203) 969-0666
                                                   --------------

           5794 West Las Positas Boulevard, Pleasanton, CA 94588-8781
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 27, 1996, Hexcel Corporation, a Delaware corporation ("Hexcel", the "Company" or the "Registrant"), consummated its acquisition (the
"Hercules Acquisition") of the Composite Products Division (the "Hercules Composites Business") of Hercules Incorporated, a Delaware corporation ("Hercules"). Pursuant to the Sale and Purchase Agreement, dated as of April 15, 1996 (as amended through June 27, 1996, the "Purchase Agreement"), among Hexcel, Hercules, Hercules Nederland BV, a Netherlands company ("HNBV"), and HISPAN Corporation, a Delaware corporation (together with Hercules and HNBV, the "Sellers"), Hexcel acquired the assets and liabilities (other than certain excluded assets and liabilities) of the Hercules Composites Business, including all of the outstanding capital stock of HNBV's wholly-owned Spanish subsidiary, Hercules Aerospace Espana, S.A. ("HAESA"), for cash consideration of $135 million, subject to certain post-closing adjustments. The amount of consideration paid by Hexcel was determined through arm's length negotiations between Hexcel and the Sellers. Hexcel financed payment of the consideration for the Hercules Acquisition with borrowings under a new $310 million credit facility (the "Credit Facility") with a group of bank lenders led by Credit Suisse. Pursuant to a letter agreement, dated as of June 27, 1996, among Hexcel and the Sellers, Hexcel and Hercules have agreed that in the event applicable Spanish antitrust authorities were to take certain adverse actions in respect of Hexcel's acquisition of HAESA, Hexcel would have the option to sell its interest in HAESA (which had sales representing approximately 19% of the total sales of the Hercules Composites Business in 1995) back to Hercules for the allocated purchase price Hexcel paid for HAESA on June 27, 1996. A copy of the Registrant's press release, dated June 27, 1996, describing the Hercules Acquisition and the Credit Facility is included as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.

     The Hercules Composites Business, with facilities in Utah, Alabama and Spain, develops, manufactures and markets prepregs and carbon fiber for aerospace and other markets. Hexcel intends generally to continue such uses of the plant, equipment and other physical property included in the acquired assets. However, Hexcel also expects to eliminate excess capacity and consolidate redundant activities in connection with the integration of the Hercules Composites Business and the business Hexcel acquired from Ciba-Geigy Limited ("Ciba") earlier this year with Hexcel's other businesses.

     The foregoing descriptions of the Hercules Acquisition and the Credit Facility are qualified in their entirety by reference to (a) the Purchase Agreement, which is Exhibit 2.1 to this Current Report on Form 8-K (incorporated by reference to Exhibit 2.2 to Hexcel's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996), (b) Amendment Number One to the Purchase Agreement, dated as of June 27, 1996, which is included as Exhibit 2.2 to this Current Report on Form 8-K, (c) Letter Agreement, dated as of June 27, 1996, among the Registrant and the Sellers, which is included as Exhibit 2.3 to this Current Report on Form 8-K, and (d) the Credit Agreement, dated as of June 27, 1996, among the Registrant, certain of its subsidiaries, the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks and Credit Suisse, as administrative agent for the Lenders, which is included as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          INDEX TO FINANCIAL STATEMENTS                                 Page No.
               OF THE HERCULES COMPOSITES BUSINESS                      --------

          Report of Independent Accountants                                  4

          Statement of Operations - For the years ended
               December 31, 1995, 1994 and 1993                              5

          Balance Sheet - December 31, 1995 and 1994                         6

          Statement of Cash Flows - For the years ended
               December 31, 1995, 1994 and 1993                              7

          Statement of Changes in Division Equity - For the years
               ended December 31, 1995, 1994 and 1993                        8

          Notes to Financial Statements - December 31, 1995, 1994
               and 1993                                                      9

          Statement of Operations (unaudited) - For the three months
               ended March 31, 1996                                         15

          Balance Sheet (unaudited) - March 31, 1996                        16

          Statement of Cash Flows (unaudited) - For the three months
               ended March 31, 1996                                         17

          Statement of Changes in Division Equity (unaudited) - For
               the three months ended March 31, 1996                        18

          Notes to Unaudited Financial Statements (unaudited)               19

                          [Coopers & Lybrand Letterhead]


                         REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated:

We have audited the accompanying balance sheets of the Composite Products Division of Hercules Incorporated as of December 31, 1995 and 1994 and the related statements of operations, division equity, and cash flow for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Composite Products Division of Hercules Incorporated as of December 31, 1995 and 1994 and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 6 and 9 to the financial statements, in 1993, the Company changed its methods of accounting for postretirement and postemployment benefits other than pensions.


                                     /s/ Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania 19103
February 26, 1996

                          COMPOSITE PRODUCTS DIVISION

                             HERCULES INCORPORATED

                            STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31
                                                                             -------------------------------------
                                                                                1995         1994         1993
                                                                             -----------  -----------  -----------
Net sales..................................................................  $   100,449  $   100,113  $   101,448
Cost of sales..............................................................       83,748       94,786       92,298
                                                                             -----------  -----------  -----------
Gross profit...............................................................       16,701        5,327        9,150
Selling, general, and administrative expenses..............................        2,266        2,888        3,229
Allocated selling, general, and administrative expenses....................        7,086        6,047        6,336
Research and development...................................................        2,184        2,481        2,815
Other operating (income) expenses, net.....................................         (391)       1,670        1,755
                                                                             -----------  -----------  -----------
Income (loss) before taxes and effect of changes in accounting
 principles................................................................        5,556       (7,759)      (4,985)
Provision for taxes on income..............................................      --           --           --
                                                                             -----------  -----------  -----------
Income (loss) before effect of changes in accounting principles............        5,556       (7,759)      (4,985)
Effect of changes in accounting principles.................................      --           --            (3,916)
                                                                             -----------  -----------  -----------
Net income (loss)..........................................................  $     5,556  $    (7,759) $    (8,901)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                                 BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                        YEAR ENDED DECEMBER 31
                                                                                       ------------------------
                                                                                          1995         1994
                                                                                       -----------  -----------
Current Assets
Cash.................................................................................  $     2,126  $     4,905
Trade accounts receivable............................................................       17,510       14,923
Less allowance for doubtful accounts.................................................         (401)        (390)
                                                                                       -----------  -----------
  Net Accounts Receivable............................................................       17,109       14,533
Inventories
  Finished products..................................................................       11,813       13,740
  Materials, supplies, and work in process...........................................       13,485       27,225
                                                                                       -----------  -----------
    Total Inventories................................................................       25,298       40,965
                                                                                       -----------  -----------
Total Current Assets.................................................................       44,533       60,403
Property, plant, and equipment
  Land...............................................................................        1,514        1,514
  Buildings and equipment............................................................      187,185      182,494
  Construction in progress...........................................................        6,772        2,231
  Accumulated depreciation...........................................................     (100,456)     (89,459)
                                                                                       -----------  -----------
  Net Property, Plant and Equipment..................................................       95,015       96,780
Deferred charges and other assets....................................................        1,036        1,135
                                                                                       -----------  -----------
    TOTAL ASSETS.....................................................................  $   140,584  $   158,318
                                                                                       -----------  -----------
                                                                                       -----------  -----------


                                        LIABILITIES AND DIVISION EQUITY
Current liabilities
Accounts payable.....................................................................  $     2,379  $     2,915
Accrued expenses
  Payroll and employee benefits......................................................        5,996        5,177
  Other..............................................................................        3,132        4,631
                                                                                       -----------  -----------
    Total Current Liabilities........................................................       11,507       12,723
Other liabilities....................................................................        1,048        1,276
Minority interest....................................................................      --            12,000
Division Equity......................................................................      128,029      132,319
                                                                                       -----------  -----------
    TOTAL LIABILITIES AND DIVISION EQUITY............................................  $   140,584  $   158,318
                                                                                       -----------  -----------
                                                                                       -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                             STATEMENT OF CASH FLOW
                             (DOLLARS IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31
                                                                               ---------------------------------
                                                                                  1995       1994        1993
                                                                               ----------  ---------  ----------
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)............................................................  $    5,556  $  (7,759) $   (8,901)
Adjustments to reconcile net income(loss) to cash provided from operations:
  Depreciation and amortization..............................................       9,395      9,452       9,522
  Gain on settlement.........................................................      (1,100)    --          --
  Loss on disposal of property, plant, and equipment.........................          65         43         (34)
  Provision for inventory loss...............................................       1,300      1,561       2,642
Accruals and deferrals of cash receipts and payments:
  Accounts receivable, net...................................................      (2,576)    (2,862)     (1,594)
  Inventories................................................................      12,029     11,020       8,281
  Accounts payable and accrued expenses......................................      (1,216)       156       3,622
  Deferred charges and other assets..........................................          99        (77)        113
  Other liabilities..........................................................        (228)       (33)        103
                                                                               ----------  ---------  ----------
  Net cash provided by operations............................................      23,324     11,501      13,754
CASH FLOW FROM INVESTING ACTIVITIES
  Capital expenditures.......................................................      (8,543)    (1,871)     (1,740)
                                                                               ----------  ---------  ----------
  Net cash used for investing activities.....................................      (8,543)    (1,871)     (1,740)
CASH FLOW FROM FINANCING ACTIVITIES
  Net Parent company capital withdrawals.....................................     (17,560)    (7,351)     (9,540)
                                                                               ----------  ---------  ----------
  Net cash used for financing activities.....................................     (17,560)    (7,351)     (9,540)
  Increase (Decrease) in Cash................................................      (2,779)     2,279       2,474
  Cash, beginning of year....................................................       4,905      2,626         152
                                                                               ----------  ---------  ----------
  Cash, end of year..........................................................  $    2,126  $   4,905  $    2,626
                                                                               ----------  ---------  ----------
                                                                               ----------  ---------  ----------

    The accompanying notes are an integral part of the financial statements.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                    STATEMENT OF CHANGES IN DIVISION EQUITY

                             (DOLLARS IN THOUSANDS)

BALANCE AT JANUARY 1, 1993........................................................  $ 163,220
Net loss..........................................................................     (8,901)
Net Capital withdrawal............................................................    (11,766)
                                                                                    ---------
BALANCE AT DECEMBER 31, 1993......................................................  $ 142,553
Net loss..........................................................................     (7,759)
Net Capital withdrawal............................................................     (2,475)
                                                                                    ---------
BALANCE AT DECEMBER 31, 1994......................................................  $ 132,319
Net income........................................................................      5,556
Net Capital withdrawal............................................................     (9,846)
                                                                                    ---------
BALANCE AT DECEMBER 31, 1995......................................................  $ 128,029
                                                                                    ---------
                                                                                    ---------

    The accompanying notes are an integral part of the financial statements.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1.  SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    The Composite Products Division (CPD) is a division of Hercules Incorporated (the Parent). CPD serves worldwide markets for carbon fiber materials (fiber and prepregs). These materials are used to make structural products. The division has three major operating units which include Bacchus (Magna, UT), HISPAN (Decatur, AL) and HAESA (Madrid, Spain). Currently, the division's geographic scope is primarily North America, where its largest facilities are located. CPD serves a diverse customer base which operate in several market segments. CPD sales to the U.S. Government represented approximately 22%, 41%, and 49% of total net sales during 1995, 1994, and 1993, respectively. CPD sales to Construcciones Aeronauticas S.A. (Government of Spain) represented approximately 14%, 12%, and 9% of total net sales during 1995, 1994, and 1993 respectively. CPD performs ongoing evaluations of its customers but generally does not require collateral to support customer receivables.

    The financial statements reflect the results of operations and financial position of CPD, including certain allocations by the parent company. All material intercompany transactions and balances have been eliminated.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ENVIRONMENTAL EXPENDITURES

    Environmental expenditures that pertain to current operations or relate to future revenues are expensed or capitalized consistent with the Parent's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations, that do not contribute to current or future revenues, are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

INVENTORIES

    Inventories are stated at the lower of cost or market. Domestic inventories are valued predominantly on the last-in, first-out (LIFO) method. Spare parts, supplies and foreign inventories, representing approximately $6,130, and $6,270 in 1995 and 1994, respectively, are valued on the average cost method.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. HISPAN and HAESA use the straight-line method, while Bacchus uses an accelerated depreciation method. Effective January 1, 1993, CPD changed its estimate of the useful lives for all processing equipment. CPD believes these new depreciation lives provide for a better matching of costs and revenues over the life of the assets. For income tax purposes, accelerated depreciation methods are used.

    Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

1.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    CPD is not a separate tax paying entity. Accordingly, its results of operations have been included in tax returns filed by Hercules. The accompanying financial statements include tax computations assuming CPD filed separate returns and reflecting the application of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" for all periods presented.

FOREIGN CURRENCY TRANSLATION

    Assets and liabilities of HASEA are translated at current exchange rates, and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a component of division equity.

2.  SUPPLEMENTAL CASH FLOW INFORMATION:
    During 1995, CPD was involved in the following non-cash activities with  the
Parent:

    - $7,538 of assets relating to claims were withdrawn by the Parent

    - $2,000 of fixed assets were contributed by the Parent and

    - $10,900 of equity was contributed by the Parent pursuant to the Parent's buy out of the minority interest

    During 1994, $4,437 of equity was contributed by the Parent through a dividend payment to the minority shareholder.

3.  INVENTORIES:
    If the cost of all inventories had been valued on the average cost method, which approximates current cost, inventories would have been $460 and $691 higher than as reported on the LIFO method at December 31, 1995, and 1994, respectively.

    During 1995 and 1994, inventory quantities were reduced, which resulted in a liquidation of LIFO inventory layers carried at higher costs which prevailed in prior years. The effect of the liquidations was to increase cost of goods sold and decrease net income (increase net loss) by approximately $6,880 and $2,570 in 1995 and 1994, respectively.

4.  PENSIONS:
    CPD participates in various Hercules-defined benefit pension plans covering substantially all employees. Benefits are based on average final pay and years of service. CPD's allocation of amounts credited directly to Allocated Selling, General and Administrative expense, based on the relationship of CPD's total payroll to Hercules' payroll, was $1,034, $215, and $260 in 1995, 1994 and 1993, respectively. Information on the actuarial present value of benefit obligation, fair value of plan assets, and pension costs is not provided as such information is not maintained separately for employees of CPD.

5.  EMPLOYEE BENEFIT PLAN:
    An operating unit of CPD has a noncontributory defined contribution pension plan covering substantially all employees. This operating unit contributes amounts equal to 6% of covered employee compensation up to the Social Security Wage Base and amounts equal to 5% in excess of the Social Security Wage Base. Pension expense for the years ended December 31, 1995, 1994, and 1993 was $133, $130 and $150, respectively.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

6.  OTHER POSTRETIREMENT BENEFITS:
    CPD participates in certain defined benefit postretirement health care and life insurance programs provided to retired Hercules employees. Substantially all employees are covered and become eligible for these benefits upon satisfying the appropriate age and service requirements necessary for receipt of these benefits.

    Effective January 1, 1993, Hercules adopted Statement of Financial Accounting Standards (SFAS) No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions." SFAS No. 106 requires the recognition of these benefit costs on an accrual basis. Prior to January 1, 1993, the costs of retiree health care and life insurance were expensed as paid. The effect of adopting this accounting standard has been recognized immediately as the effect of a change in accounting principle and has resulted in a charge of $3,122. (No tax benefit was realized). This represents the accumulated postretirement benefit obligation existing at January 1, 1993. CPD's allocated portion of the net periodic postretirement cost was $456, $556 and $746 in 1995, 1994, and 1993, respectively. The accumulated postretirement benefit expense and the annual postretirement benefit expense were allocated based on the relationship between CPD's number of active employees to Hercules' number of active employees. The liability for such costs has not been reflected in these financial statements.

7.  PURCHASE OF MINORITY INTEREST:
    As disclosed in Note 2, the Parent bought out the minority interest holder in HISPAN for $10,900 in 1995. In addition, included in other (income) expense in 1995 is a $1,100 gain related to the settlement of CPD's claim against the minority holder.

8.  CLAIMS:
    During 1995, $6,840 of assets relating to a claim due to a termination for convenience by the U.S. Government were withdrawn from CPD by the Parent, who is entitled to the cash receipt of the claim value. The estimated profit relating to these claims of $1,500 is included in CPD sales in 1995. In addition, $698 of assets relating to a damaged inventory claim were withdrawn from CPD by the Parent.

9.  POSTEMPLOYMENT BENEFITS:
    CPD participates in certain disability and workers' compensation benefits, including medical benefits, provided to former or inactive Hercules employees. Substantially all employees are covered and become eligible for these benefits upon satisfying the appropriate age and service requirements necessary for receipt of these benefits.

    Effective January 1, 1993, Hercules adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." This statement requires recognition of these benefit costs on an accrual basis. Prior to January 1, 1993, disability benefits and workers' compensation benefits were expensed as claims were reported. The effect of adopting SFAS No. 112 has been recognized immediately as the effect of a change in accounting principle and has resulted in a charge of $794. (No tax benefit was realized). The income statement impact of this accumulated postemployment benefit expense was allocated based on the relationship between CPD's total number of employees and Hercules' total number of employees. The periodic postemployment benefit costs, which are included in the corporate cost allocation, are impracticable to determine. The liability for such costs has not been reflected in these financial statements.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

10. RELATED PARTY TRANSACTIONS:
    The financial statements include allocations by Hercules for certain corporate administrative and benefit costs incurred for the benefit of all operating divisions. These costs are allocated to operating divisions on a variety of methodologies as follows:

     a. Specific identification -- based on estimates of time and services provided.

     b. Relative identification -- based on relevant criteria that establishes the division's relationship to the entire pool of beneficiaries.

     c. Formula driven -- nonidentifiable to division but incurred for the benefit of all.

    Corporate costs include executive, legal, accounting, tax, auditing, cash management, purchasing, safety, human resources, health and environmental, international, and employee benefits.

    Allocated costs included in selling, general, and administrative costs were $7,086, $6,047, and $6,336 during 1995, 1994, and 1993, respectively. These allocations, while reasonable under the circumstances, may not represent the cost of similar activities on a separate entity basis.

11. CASH AND CAPITAL REQUIREMENTS:
    Certain operating units of CPD participated in Hercules' centralized cash management system. Accordingly, cash received from CPD operations was administered centrally while Hercules financed operational and working capital requirements as well as capital expenditures. These operating units had no external sources of financing, such as available lines of credit, as may be necessary to operate as a separate entity. The statement of cash flow is prepared as though the cash received and disbursed on behalf of these CPD operating units by Hercules was transacted through CPD. The cash balance represents amounts directly held by two operating units of CPD.

12. CAPITALIZED INTEREST:
    As a result of cash management and funding practices within Hercules, CPD records capitalized interest on construction projects. These amounts are based on Hercules' weighted average interest rate on borrowings outstanding during the construction periods. The amortization of capitalized interest, included in other operating income and expense for 1995, 1994, and 1993, was $650, $650, and $650 while the unamortized balance included as a cost of facilities at December 31, 1995 and 1994 was $4,551 and $5,201, respectively.

13. TAXES ON INCOME:
    The domestic and foreign components of income (loss) before taxes on income are presented below.

                                                                           1995       1994       1993
                                                                         ---------  ---------  ---------
Domestic...............................................................  $   4,604  $  (7,023) $  (4,401)
Foreign................................................................        952       (736)      (584)
                                                                         ---------  ---------  ---------
                                                                         $   5,556  $  (7,759) $  (4,985)
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

13. TAXES ON INCOME: (CONTINUED)
    Deferred tax liabilities (assets) at December 31, 1995 and 1994 consist of:

                                                                                     1995       1994
                                                                                   ---------  ---------
Depreciation.....................................................................  $  20,689  $  21,415
                                                                                   ---------  ---------
                                                                                   ---------  ---------
Gross deferred tax liabilities...................................................     20,689     21,415
Net Operating Losses.............................................................    (21,440)   (22,598)
Accrued expenses.................................................................        (24)       (24)
Inventory........................................................................     (3,302)    (4,792)
Accounts receivable..............................................................       (153)      (149)
Deferred Assets..................................................................          0       (176)
                                                                                   ---------  ---------
Gross deferred tax assets........................................................    (24,919)   (27,739)
Valuation allowance..............................................................      4,230      6,324
                                                                                   ---------  ---------
Net deferred tax liability.......................................................  $       0  $       0
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    A reconciliation of income taxes at the U.S. statutory rate with the income taxes recorded follows:

                                                                           1995       1994       1993
                                                                         ---------  ---------  ---------
Computed at statutory income tax rate..................................  $   1,941  $  (2,716) $  (1,745)
State taxes, net of federal benefit....................................        150       (228)      (142)
Valuation Allowance....................................................     (2,094)     2,942      1,886
Other..................................................................          3          2          1
                                                                         ---------  ---------  ---------
Provision for income taxes.............................................  $       0  $       0  $       0
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

14. COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

    CPD leases buildings, vehicles, and equipment under various operating leases with third parties.

    Rent expense under operating leases for the years ended December 31, 1995, 1994, and 1993 was $603, $547, and $540, respectively.

SUPPLIER AGREEMENT

    CPD entered into an agreement with a customer to supply carbon fiber at a fixed price. The price is adjusted annually based on inflation and the agreement expires on March 15, 2000.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

15. OPERATIONS BY GEOGRAPHIC AREA:
    The following table represents operating results and other financial data by geographic area:

                                                                      UNITED
                                                                      STATES       OTHER       TOTAL
                                                                   ------------  ---------  -----------
1995
Net sales........................................................   $   81,447   $  19,002  $   100,449
Profit from operations...........................................        3,587       1,969        5,556
Identifiable assets..............................................      118,219      19,203      137,422
1994
Net sales........................................................       84,161      15,952      100,113
Loss from operations.............................................       (9,456)      1,697       (7,759)
Identifiable assets..............................................      133,744      18,534      152,278
1993
Net sales........................................................       88,894      12,554      101,448
Loss from operations.............................................       (5,891)        906       (4,985)
Identifiable assets..............................................      150,302      16,701      167,003

    The company's foreign operations are primarily in Spain. Identifiable assets include net trade accounts receivable, inventories, and net property, plant and equipment.

16. PENDING SALE:
    On December 20, 1995, a letter of intent was signed by the company's Parent with a third party for the pending sale of substantially all the assets and liabilities of the company.

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                            STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                                                   UNAUDITED
                                                                                              THREE MONTHS ENDED
                                                                                                MARCH 31, 1996
                                                                                             ---------------------
Net sales..................................................................................       $    22,342
Cost of sales..............................................................................            17,303
                                                                                                     --------
Gross profit...............................................................................             5,039
Selling, general, and administrative expenses..............................................               296
Allocated selling, general, and administrative expenses....................................             1,611
Research and development...................................................................               518
Other operating (income) expenses, net.....................................................               220
                                                                                                     --------
Income (loss) before taxes.................................................................             2,394
Provision for taxes on income..............................................................           --
                                                                                                     --------
Net income (loss)..........................................................................       $     2,394
                                                                                                     --------
                                                                                                     --------

    The accompanying notes are an integral part of the Financial Statements

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                                 BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


                                                                                                      UNAUDITED
                                                                                                    MARCH 31, 1996
                                                                                                    --------------
                                                      ASSETS
Current Assets....................................................................................
Cash..............................................................................................   $        603
Trade accounts receivable.........................................................................         16,451
Less allowance for doubtful accounts..............................................................           (390)
                                                                                                    --------------
  Net Accounts Receivable.........................................................................         16,061
Inventories
  Finished products...............................................................................         13,824
  Materials, supplies, and work in process........................................................         14,790
                                                                                                    --------------
    Total Inventories.............................................................................         28,614
                                                                                                    --------------
Total Current Assets..............................................................................         45,278
Property, plant, and equipment
  Land............................................................................................          1,514
  Buildings and equipment.........................................................................        188,120
  Construction in progress........................................................................          6,194
  Accumulated depreciation........................................................................       (102,767)
                                                                                                    --------------
  Net Property, Plant and Equipment...............................................................         93,061
Deferred charges and other assets.................................................................          1,027
                                                                                                    --------------
    TOTAL ASSETS..................................................................................   $    139,366
                                                                                                    --------------
                                                                                                    --------------

                                         LIABILITIES AND DIVISION EQUITY
Current liabilities...............................................................................
Accounts payable..................................................................................   $      3,979
Accrued expenses
  Payroll and employee benefits...................................................................          3,581
  Other...........................................................................................          2,688
                                                                                                    --------------
    Total Current Liabilities.....................................................................         10,248
Other liabilities.................................................................................          1,113
Division Equity...................................................................................        128,005
                                                                                                    --------------
    TOTAL LIABILITIES AND DIVISION EQUITY.........................................................   $    139,366
                                                                                                    --------------
                                                                                                    --------------


    The accompanying notes are an integral part of the Financial Statements

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                             STATEMENT OF CASH FLOW
                             (DOLLARS IN THOUSANDS)


                                                                                                    UNAUDITED
                                                                                               THREE MONTHS ENDED
                                                                                                 MARCH 31, 1996
                                                                                               -------------------
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)............................................................................       $   2,394
Adjustments to reconcile net income(loss) to cash provided from operations:
  Depreciation and amortization..............................................................           2,495
Accruals and deferrals of cash receipts and payments:
  Accounts receivable, net...................................................................           1,048
  Inventories................................................................................          (3,316)
  Accounts payable and accrued expenses......................................................          (1,259)
  Deferred charges and other assets..........................................................               9
  Other liabilities..........................................................................              65
                                                                                                      -------
  Net cash provided by operations............................................................           1,436
CASH FLOW FROM INVESTING ACTIVITIES
  Capital expenditures.......................................................................            (782)
                                                                                                      -------
  Net cash used for investing activities.....................................................            (782)
CASH FLOW FROM FINANCING ACTIVITIES
  Net Parent company capital withdrawals.....................................................          (2,177)
                                                                                                      -------
  Net cash used for financing activities.....................................................          (2,177)
  Increase (Decrease) in Cash................................................................       $   1,523
  Cash, beginning of year....................................................................           2,126
                                                                                                      -------
  Cash, end of year..........................................................................       $     603
                                                                                                      -------
                                                                                                      -------


    The accompanying notes are an integral part of the Financial Statements

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                    STATEMENT OF CHANGES IN DIVISION EQUITY
                             (DOLLARS IN THOUSANDS)


                                                                                                        UNAUDITED
                                                                                                        ----------
BALANCE AT JANUARY 1, 1996............................................................................  $  128,029
Net Income............................................................................................       2,394
Net Capital withdrawal................................................................................      (2,418)
                                                                                                        ----------
BALANCE AT MARCH 31, 1996.............................................................................  $  128,005
                                                                                                        ----------
                                                                                                        ----------


    The accompanying notes are an integral part of the Financial Statements

                          COMPOSITE PRODUCTS DIVISION
                             HERCULES INCORPORATED
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. THE COMPOSITE PRODUCTS DIVISION (CPD) IS A DIVISION OF HERCULES INCORPORATED (THE PARENT).
    The accompanying statements are unaudited and have been prepared by CPD. The financial statements reflect the results of operations and financial position of CPD, including certain allocations by the parent company. All material intercompany transactions have been eliminated. In the opinion of management such financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. The aforementioned financial statements have been prepared substantially in conformity with the accounting principles reflected in the CPD financial statements for the year ended December 31, 1995.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          The following unaudited pro forma combined balance sheet for the quarter ended March 31, 1996 was prepared to illustrate the effects of (i) the Hercules Acquisition, (ii) the acquisition of Danutec Werkstoff AG ("Danutec"), a subsidiary of Ciba by Hexcel on May 30, 1996 (the
     "Danutec Closing") as part of Hexcel's acquisition (the "Ciba Acquisition") of the composites business of Ciba (the "Ciba Composites Business"), (iii) the initial borrowings under the Credit Facility, and
     (iv) Hexcel's anticipated offering (the "Offering") of $100 million of convertible subordinated notes (the "Notes"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-05821), as amended by Amendment No. 1 to the Registration Statement and as such Registration Statement may subsequently be amended, and the use of net proceeds therefrom to repay borrowings under the Credit Facility (collectively, the "Pro Forma Transactions"), as if the Pro Forma Transactions had occurred on March 31, 1996. The following unaudited pro forma combined statements of operations for the quarter ended March 31, 1996 and the year ended December 31, 1995 were prepared to illustrate the estimated effects of the Pro Forma Transactions as if they had occurred at the beginning of the periods presented.

          The unaudited pro forma financial information presented below is derived from the audited financial statements of the Company, the Ciba Composites Business and the Hercules Composites Business as of and for the year ended December 31, 1995 and the unaudited financial statements of the Company, the Ciba Composites Business, Danutec and the Hercules
     Composites Business as of and for the quarter ended March 31, 1996. The Ciba Acquisition (including Danutec) and the Hercules Acquisition are accounted for using the purchase method of accounting. Accordingly, the total purchase price for each such acquisition has been allocated to the assets acquired and the liabilities assumed based upon their estimated relative fair market values, subject to revision when additional information concerning asset and liability valuations is obtained.

          The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial condition that would have been reported had the events assumed therein occurred on the dates indicated, nor is it necessarily indicative of results of operations or financial position that may be achieved in the future.

          On May 9, 1996, Hexcel announced that its Board of Directors had approved a plan for consolidating the Company's operations following the Ciba Acquisition. Management currently estimates that the business consolidation program will result in an increase in "excess of purchase price over net assets acquired" by approximately $11 million. The following unaudited pro forma financial information does not give effect to any of the charges or expenses expected to be incurred in the future in connection with the business consolidation program or to the operating, financial and other benefits that may be realized from the business consolidation program.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)


                                                                                                 ADJUSTMENTS
                                                                                                   FOR THE
                                                                                                OFFERING, THE
                                                        PRO FORMA FOR THE DANUTEC                   CREDIT
                                      HISTORICAL                 CLOSING           HISTORICAL    FACILITY AND
                                 ---------------------  -------------------------   HERCULES     THE HERCULES
                                              DANUTEC    ADJUSTMENTS               COMPOSITES    ACQUISITION    PRO FORMA
                                   HEXCEL    (NOTE 1)     (NOTE 2)      COMBINED    BUSINESS       (NOTE 3)      COMBINED
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
ASSETS
Current assets:
  Cash and equivalents.........  $    4,675  $   3,426  $     (196)(d) $    7,905   $     603   $     (603)(g)  $    7,905
  Accounts receivable, net.....     132,076      6,504       --           138,580      16,061         (613)(h)     154,028
  Inventories..................     111,123      6,225         300(a)     117,648      28,614        1,425(i)      147,687
  Prepaid expenses and other
   assets......................       1,656         51       --             1,707      --             --             1,707
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
    Total current assets.......     249,530     16,206         104        265,840      45,278          209         311,327
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
Net property, plant and
 equipment.....................     192,229     12,919        (314)(b)    204,834      93,061        7,173(j)      305,068
Excess of purchase price over
 net assets acquired...........      29,230     --             270         29,500      --             --            29,500
Investments and other assets...      14,736      1,071      (4,533)(c)     11,274       1,027        4,100(m)       16,401
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
    Total assets...............  $  485,725  $  30,196  $   (4,473)    $  511,448   $ 139,366   $   11,482      $  662,296
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable and current
   maturities of long-term
   liabilities.................  $    6,809  $   1,689  $    3,230(d)  $   11,728   $  --       $     --        $   11,728
  Accounts payable.............      50,385      3,473       --            53,858       3,979         (613)(h)      57,224
  Accrued liabilities..........      54,737      5,848       --            60,585       6,269         --            66,854
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
    Total current liabilities..     111,931     11,010       3,230        126,171      10,248         (613)        135,806
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
Credit facility................      69,836     --           --            69,836      --           41,900(l)      111,736
  % Convertible Subordinated
 Notes Due 2003................      --         --           --            --          --          100,000(l)      100,000
Other long-term debt, less
 current maturities............      68,445      4,628       4,781(e)      77,854      --             --            77,854
Deferred liabilities...........      40,097      2,074       --            42,171       1,113         --            43,284
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
Shareholders' equity:
  Common stock & paid-in
   capital.....................     257,563     12,484     (12,484)(f)    257,563      --             --           257,563
  Accumulated deficit..........     (68,133)    --           --           (68,133)     --           (1,800)(m)     (69,933)
  Minimum pension obligation
   adjustment..................        (535)    --           --              (535)     --             --              (535)
  Cumulative currency
   translation adjustment......       6,521     --           --             6,521      --             --             6,521
  Invested capital.............      --         --           --            --         128,005     (128,005)(k)      --
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
    Total shareholders'
     equity....................     195,416     12,484     (12,484)       195,416     128,005     (129,805)        193,616
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
    Total liabilities and
     shareholders' equity......  $  485,725  $  30,196  $   (4,473)    $  511,448   $ 139,366   $   11,482      $  662,296
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------
                                 ----------  ---------  -------------  ----------  -----------  --------------  ----------

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

NOTE 1 -- DANUTEC CLOSING

    The historical unaudited condensed consolidated balance sheet of the Company excludes Danutec as of March 31, 1996 because the Danutec Closing did not occur until May 30, 1996.

NOTE 2 -- DANUTEC PRO FORMA ADJUSTMENTS
(a) Adjustment to record acquired inventories at estimated fair value.

(b) Adjustment to record acquired property, plant and equipment at estimated fair value.

(c) As of March 31, 1996, the Company recorded as an investment an advance of approximately $4.5 million towards the purchase price of Danutec. This adjustment is to eliminate the advance.


(d) Adjustment to reflect the issuance of the senior demand notes payable to Ciba in an amount equal to the cash and equivalents on hand at Danutec on the date of the Danutec Closing.



(e) Adjustment to reflect the issuance of the Ciba Notes attributable to the Danutec Closing, the amount of which is subject to post-closing adjustments.


(f) Adjustment to eliminate Danutec's equity.

NOTE 3 -- PRO FORMA ADJUSTMENTS

    PURCHASE PRICE ALLOCATION

    The total purchase price for the Hercules Composites Business is comprised of the purchase price of $135 million plus an estimated $1.0 million for related transaction costs, subject to post-closing adjustments. The purchase price for the Hercules Acquisition was financed with borrowings under the Credit Facility.

    The preliminary allocation of the total purchase price to the net assets of the Hercules Composites Business is based upon the estimated fair values of the net assets acquired, and is summarized as follows:


                                                                                                (IN
                                                                                            THOUSANDS)
Accounts receivable (1)..................................................................   $    15,448
Inventories (2)..........................................................................        30,039
Net property, plant and equipment (3)....................................................       100,234
Investments and other assets (1).........................................................         1,027
Accounts payable (4).....................................................................        (3,366)
Accrued liabilities (4)..................................................................        (6,269)
Deferred liabilities (4).................................................................        (1,113)
                                                                                           -------------
  Total purchase price...................................................................   $   136,000
                                                                                           -------------
                                                                                           -------------


(1) The fair value of accounts receivable, investments and other assets is estimated to equal respective net book value.

(2) The fair value of inventory is estimated to equal aggregate current sales value less estimated selling costs.

(3) The Company's current estimate is that the fair value of the property, plant and equipment is greater than the net book value. Accordingly, the excess of purchase price over all other net assets (estimated at $7.2 million) has been allocated to property, plant and equipment. The Company's estimate is subject to modification based on further analysis.

(4) The fair value of the current and long-term liabilities is estimated to equal net book value.

    HERCULES COMPOSITES BUSINESS PRO FORMA ADJUSTMENTS

(g) Adjustment to eliminate cash and equivalents held by the Hercules Composites Business, which were not acquired in the Hercules Acquisition.

(h) Adjustment to eliminate the trade accounts receivable and payable balances between the Hercules Composites Business and Hexcel.

(i) Adjustment to record acquired inventories of the Hercules Composites Business at estimated fair value.

(j) Adjustment to record acquired property, plant and equipment at estimated fair value.

(k) Adjustment to eliminate Hercules Composites Business' equity.

    OFFERING AND CREDIT FACILITY PRO FORMA ADJUSTMENTS

(l) Adjustment to reflect the following:


                                                                                                (IN
                                                                                            THOUSANDS)
Credit Facility Borrowings:
  Purchase price for Hercules Composites Business........................................   $   135,000
  Hercules Acquisition transaction costs.................................................         1,000
  Credit Facility issuance costs.........................................................         2,500
  Notes issuance costs...................................................................         3,400
  Less: Gross proceeds from issuance of the Notes........................................      (100,000)
                                                                                           -------------
                                                                                            $    41,900
                                                                                           -------------
                                                                                           -------------
Issuance of the Notes....................................................................   $   100,000
                                                                                           -------------
                                                                                           -------------



(m) Adjustment to reflect the capitalization and write-off of issuance costs:


                                                                                                (IN
                                                                                            THOUSANDS)
                                                                                           -------------
  Notes issuance costs...................................................................    $   3,400
  Credit Facility issuance costs.........................................................        2,500
  Less: Write-off of capitalized debt issuance costs
       related to the old credit facility................................................       (1,800)
                                                                                           -------------
                                                                                             $   4,100
                                                                                           -------------
                                                                                           -------------

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                ADJUSTMENTS
                                                                                                  FOR THE
                                   HISTORICAL                                                  OFFERING, THE
                                    (NOTE 1)            PRO FORMA FOR THE CIBA                     CREDIT
                             -----------------------         ACQUISITION          HISTORICAL    FACILITY AND
                                            CIBA      --------------------------   HERCULES     THE HERCULES
                                         COMPOSITES    ADJUSTMENTS                COMPOSITES    ACQUISITION     PRO FORMA
                               HEXCEL     BUSINESS      (NOTE 2)      COMBINED     BUSINESS       (NOTE 2)      COMBINED
                             ----------  -----------  -------------  -----------  -----------  --------------  -----------
Net sales..................  $  126,418   $  51,668    $     (75)(a) $   178,011   $  22,342    $  (1,430)(i)  $   198,923
Cost of sales..............     (99,635)    (42,587)         529(b)     (141,693)    (17,303)         802(j)      (158,194)
                             ----------  -----------  -------------  -----------  -----------     -------      -----------
Gross margin...............      26,783       9,081          454          36,318       5,039         (628)          40,729
Selling, general and
 administrative expenses...     (17,093)     (7,735)       --            (24,828)     (2,425)       1,351(k)       (25,902)
Amortization of intangible
 assets....................        (389)       (572)         441(c)         (520)     --             --               (520)
Business acquisition and
 consolidation expenses....      (5,211)     --            --             (5,211)     --             --             (5,211)
Other income (expense),
 net.......................       2,697      (1,404)         500(d)        1,793        (220)        --              1,573
                             ----------  -----------  -------------  -----------  -----------     -------      -----------
Operating income (loss)....       6,787        (630)       1,395           7,552       2,394          723           10,669
Interest expense...........      (3,633)       (154)        (228)(e)      (4,015)     --           (2,653)(l)       (6,668)
Minority interest..........      --            (147)         147(f)      --           --             --            --
                             ----------  -----------  -------------  -----------  -----------     -------      -----------
Income (loss) from
 continuing operations
 before income taxes.......       3,154        (931)       1,314           3,537       2,394       (1,930)           4,001
Provision for income
 taxes.....................      (1,306)       (473)       --   (g)       (1,779)     --             --  (g)        (1,779)
                             ----------  -----------  -------------  -----------  -----------     -------      -----------
  Net income (loss)........  $    1,848   $  (1,404)   $   1,314     $     1,758   $   2,394    $  (1,930)     $     2,222
                             ----------  -----------  -------------  -----------  -----------     -------      -----------
                             ----------  -----------  -------------  -----------  -----------     -------      -----------
Net income per share and
 equivalent share (Note
 3)........................  $     0.07                              $      0.05                               $      0.06
                             ----------                              -----------                               -----------
                             ----------                              -----------                               -----------
Weighted average shares and
 equivalent shares.........      24,685                                   36,493                                    36,493
                             ----------                              -----------                               -----------
                             ----------                              -----------                               -----------
Ratio of earnings to fixed
 charges (Note 4)..........                                                                                          1.56x
EBITDA (A).................                                                                                    $    20,470
                                                                                                               -----------
                                                                                                               -----------
Adjusted EBITDA (A)........                                                                                    $    24,108
                                                                                                               -----------
                                                                                                               -----------


- --------------------------
(A) "EBITDA" is defined as income from continuing operations before interest, taxes and depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA plus business acquisition and consolidation expenses, other income (expense) and bankruptcy reorganization expenses. Hexcel believes that EBITDA and Adjusted EBITDA provide useful information regarding Hexcel's ability to service its indebtedness, but it should not be considered in isolation or as a substitute for operating income or cash flow from operations (in each case as determined in accordance with generally accepted accounting principles) as an indicator of Hexcel's operating performance or as a measure of Hexcel's liquidity.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                        ADJUSTMENTS
                                                                                                          FOR THE
                                     HISTORICAL                                                        OFFERING, THE
                                      (NOTE 1)                 PRO FORMA FOR THE                      CREDIT FACILITY
                             ---------------------------        CIBA ACQUISITION         HISTORICAL       AND THE
                                               CIBA       ----------------------------    HERCULES       HERCULES
                                            COMPOSITES     ADJUSTMENTS                   COMPOSITES     ACQUISITION     PRO FORMA
                                HEXCEL       BUSINESS        (NOTE 2)       COMBINED      BUSINESS       (NOTE 2)       COMBINED
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
Net sales..................  $ 350,238     $  331,073      $  (3,207)(a)  $ 678,104      $ 100,449     $  (7,228)(i)    $ 771,325
Cost of sales..............   (283,148)      (273,997)         5,502(b)    (551,643)       (83,748)        5,593(j)      (629,798)
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
Gross margin...............     67,090         57,076          2,295        126,461         16,701        (1,635)         141,527
Selling, general and
 administrative expenses...    (49,324)       (57,966)          --         (107,290)       (11,536)        5,727(k)      (113,099)
Amortization and write-
 downs of intangible
 assets....................       --           (6,930)         5,455(c)      (1,475)         --             --             (1,475)
Business acquisition and
 consolidation expenses....       --           (2,362)          --           (2,362)         --             --             (2,362)
Other income (expense),
 net.......................        791         (1,102)          --             (311)           391          --                 80
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
Operating income (loss)....     18,557        (11,284)         7,750         15,023          5,556         4,092           24,671
Interest expense...........     (8,682)          (668)        (1,367) (e)   (10,717)         --          (10,503)(l)      (21,220)
Bankruptcy reorganization
 expenses..................     (3,361)(h)      --              --           (3,361)         --             --             (3,361)
Minority interest..........       --           (1,506)         1,506(f)        --            --             --             --
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
Income (loss) from
 continuing operations
 before income taxes.......      6,514        (13,458)         7,889            945          5,556        (6,411)              90
Provision for income
 taxes.....................     (3,313)        (5,085)          --  (g)      (8,398)         --             --  (g)        (8,398)
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
      Income (loss) from
       continuing
       operations..........      3,201        (18,543)         7,889         (7,453)         5,556        (6,411)          (8,308)
Loss from discontinued
 operations................       (468)         --              --             (468)         --             --               (468)
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
      Net income (loss)....  $   2,733     $  (18,543)     $   7,889      $  (7,921)     $   5,556     $  (6,411)       $  (8,776)
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
                             ------------  -------------  --------------  ------------  ------------  ---------------  -----------
  Net income (loss) per
   share and equivalent
   share (Note 3):
    Continuing
     operations............  $    0.20                                    $   (0.22   )                                $    (0.25 )
    Discontinued
     operations............      (0.03   )                                    (0.01   )                                     (0.01 )
                             ------------                                 ------------                                 -----------
    Net income (loss)......  $    0.17                                    $   (0.23   )                                $    (0.26 )
                             ------------                                 ------------                                 -----------
                             ------------                                 ------------                                 -----------
Weighted average shares and
 equivalent shares.........     15,742                                       33,764                                        33,764
                             ------------                                 ------------                                 -----------
                             ------------                                 ------------                                 -----------
Ratio of earnings to fixed
 charges (Note 4)..........                                                                                                  1.00 x

EBITDA ....................                                                                                            $   56,257
                                                                                                                       -----------
                                                                                                                       -----------
Adjusted EBITDA ...........                                                                                            $   61,900
                                                                                                                       -----------
                                                                                                                       -----------

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                             STATEMENTS OF OPERATIONS

NOTE 1 -- PRESENTATION OF HISTORICAL AMOUNTS
    The condensed consolidated financial statements of Hexcel for the quarter ended March 31, 1996 include the results of operations of the acquired portion of the Ciba Composites Business from March 1, 1996, to March 31, 1996, and exclude Danutec for the period then ended. The condensed combined financial statements of Ciba Composites Business for the quarter ended March 31, 1996 include the results of operations of Danutec for the quarter and the results of operations of the acquired portion of the Ciba Composites Business from January 1, 1996 to February 29, 1996 (the date of the Ciba Acquisition), which include sales to Ciba Composites international distribution operations as if such sales were third-party sales. Such international distribution operations may be transferred to the Company at the Company's option by February 28, 1997.

    The condensed combined financial statements of the Ciba Composites Business for the year ended December 31, 1995 include the results of operations of the Ciba Composites Business, including Danutec.

NOTE 2 -- PRO FORMA ADJUSTMENTS

    CIBA COMPOSITES BUSINESS PRO FORMA ADJUSTMENTS


                                                                                                        THE         THE
                                                                                                       YEAR       QUARTER
                                                                                                       ENDED       ENDED
                                                                                                     12/31/95     3/31/96
                                                                                                     ---------  -----------
                                                                                                         (IN THOUSANDS)
(a)        Adjustment to eliminate net sales between the Ciba Composites Business and Hexcel.......  $  (3,207)  $     (75)
                                                                                                     ---------  -----------
                                                                                                     ---------  -----------
(b)        Adjustment to reflect the following:
           Elimination of cost of sales between the Ciba Composites Business and Hexcel............  $   2,708   $      63
           Reduction in depreciation costs resulting from the restatement at fair value of the net
            property, plant and equipment of the Ciba Composites Business..........................      2,794         466
                                                                                                     ---------  -----------
           Net adjustment..........................................................................  $   5,502   $     529
                                                                                                     ---------  -----------
                                                                                                     ---------  -----------
(c)        Adjustment to reflect the following:
           Reduction in amortization expense and write-downs of intangible assets resulting from the elimination of the intangible assets of the Ciba Composites Business in connection
            with the purchase price allocation.....................................................  $   6,930   $     687
           Amortization of the excess of purchase price over net assets acquired (20 year
            amortization period)...................................................................     (1,475)       (246)
                                                                                                     ---------  -----------
           Net adjustment..........................................................................  $   5,455   $     441
                                                                                                     ---------  -----------
                                                                                                     ---------  -----------
(d)        Adjustment to eliminate acquisition related costs that were reimbursed by Ciba and not
            part of the ongoing Ciba Composites Business...........................................              $     500
                                                                                                                -----------
                                                                                                                -----------
(e)        Adjustment to reflect the following:
           Elimination of interest expense on liabilities of the Ciba Composites Business which are
            not assumed by Hexcel..................................................................  $   1,032   $     172
           Net reduction in interest expense resulting from the refinancing of certain credit
            facilities with the Old Credit Facility................................................        992         165
           Estimated interest expense on the Ciba Notes............................................     (3,391)       (565)
                                                                                                     ---------  -----------
           Net adjustment..........................................................................  $  (1,367)  $    (228)
                                                                                                     ---------  -----------
                                                                                                     ---------  -----------
(f)        Adjustment to eliminate the minority interest in the operating results of the Ciba Composites Business.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      STATEMENTS OF OPERATIONS (CONTINUED)

NOTE 2 -- PRO FORMA ADJUSTMENTS (CONTINUED)

(g)        The income tax consequences of the cumulative pro forma adjustments are estimated to be zero. This is due to the fact that the Company has sufficient net operating loss carryforwards and other deductions for income tax purposes to substantially eliminate any tax liabilities arising from pro forma adjustments.

(h)        On February 9, 1995, Hexcel emerged from bankruptcy reorganization proceedings which had begun on December 6, 1993. In connection with those proceedings, Hexcel incurred bankruptcy reorganization expenses of approximately $3.4 million during the year ended December 31, 1995. Although the resolution of certain bankruptcy-related issues, including the final settlement of disputed claims and professional fees, resulted in expenses being incurred after February 9, 1995, Hexcel has not incurred any significant bankruptcy-related expenses since October 1, 1995.


    HERCULES COMPOSITES BUSINESS PRO FORMA ADJUSTMENTS


(i)        Adjustment to eliminate net sales between the Hercules Composites
            Business and Hexcel.

(j)        Adjustment to reflect the following:


                                                                                                      THE        THE
                                                                                                     YEAR      QUARTER
                                                                                                     ENDED      ENDED
                                                                                                   12/31/95    3/31/96
                                                                                                   ---------  ---------
                                                                                                      (IN THOUSANDS)
           Change in accounting from LIFO to FIFO................................................  $    (231) $    (460)
           Elimination of cost of sales between the Hercules Composites Business and Hexcel......      6,283      1,411
           Increase in depreciation costs resulting from the restatement at fair value of the net
            property, plant and equipment of the Hercules Composites Business....................       (459)      (149)
                                                                                                   ---------  ---------
           Net adjustment........................................................................  $   5,593  $     802
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
(k)        Adjustment to eliminate Hercules' allocations to  the Hercules Composites Business that management  believes are not part of the ongoing business.

(l)        Adjustment to reflect the following:
           Interest expense on $41.9 million of borrowings under the Credit Facility at an
            assumed rate of 6.0% per annum.......................................................  $  (2,514) $    (629)
           Interest expense on the Notes.........................................................     (7,000)    (1,750)
           Amortization of debt issuance costs related to the Credit Facility....................       (833)      (208)
           Amortization of debt issuance costs related to the Notes..............................       (486)      (122)
           Elimination of amortization of prior debt issuance costs..............................        330         56
                                                                                                   ---------  ---------
           Net adjustment........................................................................  $ (10,503) $  (2,653)
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------


NOTE 3 -- PER SHARE AMOUNTS

    Primary and fully diluted net income (loss) per share for all periods presented were the same because the fully diluted computation was antidilutive. If the Notes were converted, pro forma income (loss) from continuing operations per share would be $0.09 for the quarter ended March 31, 1996 and ($0.03) for the year ended December 31, 1995.


NOTE 4 -- RATIO OF EARNINGS TO FIXED CHARGES

    If pro forma earnings for the quarter ended March 31, 1996 were adjusted to exclude business consolidation and acquisition expenses, other income (expense) and bankruptcy reorganization expenses, the ratio of earnings to fixed charges for such period would be 2.07x. If pro forma earnings for the year ended December 31, 1995 were adjusted to exclude these nonrecurring items, the ratio of earnings to fixed charges for such period would be 1.25x.

     (c)  EXHIBITS.

       EXHIBIT NO.                       DESCRIPTION
     ----------------    -------------------------------------------------------

          2.1 Sale and Purchase Agreement, dated as of April 15, 1996, among the Registrant and the Sellers (incorporated by reference to Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996).

          2.2 * Amendment Number One to the Sale and Purchase Agreement, dated as of June 27, 1996, among the Registrant and the Sellers.

          2.3 * Letter Agreement, dated as of June 27, 1996, among the Registrant and the Sellers.

          99.1*          Press Release dated June 27, 1996.

          99.2* Credit Agreement, dated as of June 27, 1996, among the Registrant, certain of its subsidiaries, the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks and Credit Suisse, as administrative agent for the Lenders.

_____________
*   Previously filed.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 26, 1996


                              HEXCEL CORPORATION
                                 (Registrant)


                              By:/s/ Wayne C. Pensky
                                 ----------------------
                                   Wayne C. Pensky
                                   Chief Accounting Officer